UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Vaxcyte, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300 San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in a Form 8-K filed December 20, 2022, on December 19, 2022, Vaxcyte, Inc. (“Vaxcyte”) entered into an option grant agreement (the “Option Agreement”) with Sutro Biopharma, Inc. (“Sutro,” and together with Vaxcyte, the “Companies”), pursuant to which Vaxcyte acquired from Sutro (i) authorization to enter into an agreement with an independent alternate contract manufacturing organization (“CMO”) to directly source Sutro’s cell-free extract (“Extract”), allowing Vaxcyte to have direct oversight over financial and operational aspects of the relationship with the CMO; and (ii) a right, but not an obligation, to obtain certain exclusive rights to internally manufacture and/or source Extract from certain CMOs and the right to independently develop and make improvements to Extract (including the right to make improvements to the Extract manufacturing process as well as cell lines) for use in connection with the exploitation of certain vaccine compositions (the “Option”). Pursuant to the Option Agreement, the Companies agreed to negotiate the terms and conditions of a form of definitive agreement to become effective in the event Vaxcyte exercises the Option (such form, the “Form Definitive Agreement”), and Vaxcyte agreed to pay Sutro $5.0 million in cash within five business days after the Companies mutually agreed in writing upon the Form Definitive Agreement. On September 28, 2023, the Companies mutually agreed in writing upon the Form Definitive Agreement to become effective in the event that Vaxcyte exercises the Option.

Pursuant to the Option Agreement, the Companies also agreed to amend certain terms of the license agreement between the Companies, dated August 1, 2014, as amended and restated on October 12, 2015, and amended again on May 9, 2018 and May 29, 2018 (as amended, the “Sutro License Agreement”), with such amendment to become effective immediately upon the Companies’ mutual agreement upon the Form Definitive Agreement (the “2023 Amendment”). Concurrent with the Companies’ mutual agreement upon the Form Definitive Agreement on September 28, 2023, the Companies entered into the 2023 Amendment. The 2023 Amendment amended certain terms of the Sutro License Agreement, including with respect to (i) royalty reduction provisions applicable in the event of expiration of relevant patent claims, which would result in lower royalties payable by Vaxcyte to Sutro under certain circumstances, (ii) the ownership, prosecution, maintenance and enforcement of certain intellectual property rights licensed or arising under the Sutro License Agreement (including as agreed to be amended in the Option Agreement), and (iii) the timing and form for financial reporting of royalty payment calculations.

The foregoing is a summary description of certain terms of the 2023 Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the 2023 Amendment, which will be filed as an exhibit to Vaxcyte’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: October 4, 2023	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer